UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

CAPITALSOURCE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West 5th Street, 33rd Floor
Los Angeles, CA  90071
 (Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (213) 443-7700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Joseph Mello to the Risk Committee of CapitalSource Inc.

On October 26, 2012, the Board of Directors of CapitalSource elected Joseph Mello to serve as a member of the Risk Committee.

Item 2.02. Results of Operations and Financial Condition.
Item 7.01. Regulation FD Disclosure.

On October 30, 2012, we announced our consolidated financial results for the second quarter ended September 30, 2012. A copy of the press release announcing those results is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Items 2.02 and 7.01 of this Current Report and the exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Items 2.02 and 7.01of this Current Report and the exhibit attached hereto shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 8.01. Other Events.

Our October 30, 2012 press release included the announcement that our board of directors approved a stock repurchase plan to repurchase up to $250 million of our common stock.  Any share repurchases made under the plan will be made through open market purchases or privately negotiated transactions from time to time during the period ending December 31, 2013.  The amount and exact timing of any repurchases will depend upon market conditions and other factors.

There are no assurances that we will repurchase any shares during the period, and we may suspend or discontinue the stock repurchase plan at any time.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 30, 2012	/s/ Kori Ogrosky Kori Ogrosky
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description

99.1	Press Release issued by CapitalSource Inc. on October 30, 2012